Exhibit 24.1




                       Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 13, 1997, except for Note Q, for which the date is February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. We also consent to the reference to our firm under the caption "Experts."


                                                  Coopers & Lybrand L.L.P.

Boston, Massachusetts                             Coopers & Lybrand L.L.P.
July 31, 1997


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